Exhibit 23(a)





                        Independent Accountant's Consent



The Board of Directors
The Netplex Group, Inc.

We consent to the use of our reports on: the consolidated statements of The Netplex Group, Inc. and subsidiaries (formerly CompLink, Ltd.) as of July 31, 1995, and for each of the years in the two-year period ended July 31, 1995; the financial statements of The Netplex Group, Inc. (formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.) as of December 31, 1995, and for the year then ended; the consolidated financial statements of America's Work Exchange, Inc. and subsidiary as of December 31, 1995 and 1994, and for the year ended December 31, 1995 and the period from April 21, 1994 (inception) to December 31, 1994; and the financial statements of Software Resources of New Jersey, Inc. as of December 31, 1995 and 1994, and for the years then ended, incorporated in the Registration Statement (Form S-8) by reference, and to the reference of our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP

McLean, VA
December 31, 1996